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                                                                    EXHIBIT 10.1

                          SECURITIES PURCHASE AGREEMENT



                  THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is dated as of July 20, 2000 among Level 8 Systems, Inc., a Delaware corporation (the "Company"), and the various purchasers identified and listed on Schedule I hereto (each referred to herein as a "Purchaser" and, collectively, the "Purchasers.")

                  WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D as promulgated by the United States Securities and Exchange Commission (the "Commission") under
Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act");

                  WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to acquire from the Company, 30,000 shares of the Company's Series B 4% Convertible Preferred Stock, par value $0.001 per share, liquidation value $1,000 per share (the "Preferred Stock") at an aggregate purchase price of $30,000,000 in the form of Exhibit A annexed hereto, and a stock purchase warrant or warrants (each, a "Warrant"), in the form of Exhibit B annexed hereto, to purchase an aggregate amount of 1,047,382 shares of the Company's common stock, par value $0.001 per share (the "Common Stock");

                  WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form of Exhibit C attached hereto (the "Registration Rights Agreement") pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws; and

                  NOW THEREFORE, in consideration of the promises and mutual covenants and agreements hereinafter, the Company and the Purchasers hereby agree as follows:


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                                   ARTICLE I.

                                PURCHASE AND SALE

         1.1      Purchase and Sale.

                  On the Closing Date (as defined below), subject to the terms and conditions set forth herein, the Company shall issue and sell to each Purchaser and each Purchaser, severally and not jointly, shall purchase from the Company the shares of Preferred Stock as set forth on Schedule I and a Warrant or Warrants exercisable for the amount of Common Stock as set forth on Schedule I for such Purchaser. The aggregate purchase price of the shares of Preferred Stock purchased by the Purchasers shall be $30,000,000 and the aggregate number of shares of Common Stock for which the Warrant or Warrants will be exercisable shall be 1,047,382 shares of Common Stock.

         1.2      Closing.

                  The Closing. The closing of the purchase and sale of the 30,000 shares of Preferred Stock and Warrants for an aggregate of 1,047,382 shares of Common Stock (the "Closing") shall take place at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 590 Madison Avenue, New York, New York 10022, or by transmission by facsimile and overnight courier, immediately following the execution hereof or such later date or different location as the parties shall agree, but not prior to the date that the conditions set forth in
Section 4.1 have been satisfied or waived by the appropriate party (the "Closing Date"). At the Closing:

                           (i)      Each Purchaser shall deliver, as directed by
the Company, its portion of the purchase price as set forth next to its name on
Schedule I in United States dollars in immediately available funds to an account or accounts designated in writing by the Company;

                           (ii)     The Company shall deliver to each Purchaser
a certificate evidencing the number of shares of Preferred Stock purchased by such Purchaser as set forth on Schedule I hereto, the Preferred Stock shall have the respective rights, preferences, limitations and privileges set forth in Exhibit A attached hereto, which shall be incorporated into a Certificate of Designation of Rights, Preferences and Limitations (the "Certificate of Designation") to be approved by the Purchasers and the Company's Board of Directors and filed on or before the Closing with the Secretary of State of Delaware;

                           (iii)    The Company shall deliver to each Purchaser
a Warrant, in the form of Exhibit B hereto, representing the right to acquire the number of shares of Common Stock purchased by such Purchaser as set forth on
Schedule I hereto; and

                           (iv)     The parties shall execute and deliver each
of the documents referred to in Section 4.1.


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                                  ARTICLE II.

                         REPRESENTATIONS AND WARRANTIES

         2.1 Representations, Warranties and Agreements of the Company. The Company hereby makes the following representations and warranties to each of the
Purchasers:

                  a. Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Except as set forth on Schedule 2.1(a), the Company has no subsidiaries (collectively, the "Subsidiaries"). Each of the Subsidiaries (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns the majority of such entity's capital stock or holds an equivalent equity or similar interest) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the full corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Except as set forth on Schedule 2.1(a), each of the Company and the Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of any of this Agreement or the Transaction Documents (as defined in Section 2.1(b)) or any of the transactions contemplated hereby or thereby, (y) have or result in a material adverse effect on the results of operations, assets, prospects, or financial condition of the Company and its Subsidiaries, taken as a whole or (z) materially impair the Company's ability to perform fully on a timely basis its obligations under any Transaction Document (any of (x), (y) or (z), being a "Material Adverse Effect"). The Company has furnished to each of the Purchasers true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's Bylaws, as in effect on the date hereof (the "Bylaws").

                  b. Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement, the Certificate of Designation, the Warrants and the Registration Rights Agreement (collectively, the "Transaction Documents"), and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of this Agreement and the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action by the Company. Each of this Agreement and the Transaction Documents has been duly executed by the Company and when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application and except that rights to indemnification and contribution may be limited by Federal or state securities laws or public policy relating thereto.


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                  c.       Capitalization. As of the date hereof, the authorized
capital stock of the Company is as set forth in Schedule 2.1(c). All of such outstanding shares of capital stock have been, or upon issuance will be, validly authorized and issued, fully paid and nonassessable and were issued in accordance with the registration provisions of the Securities Act, or pursuant to valid exemptions therefrom. Except as disclosed in Schedule 2.1(c) or the SEC Documents (as defined in Section 2.1(k), (i) no shares of the Company's capital stock are subject to preemptive rights nor is any holder of the Common Stock entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of any Transaction Document, as defined in Section 2.1(b) above, (ii) there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, or giving any Person (as defined below) any right to subscribe for or acquire, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except the Registration Rights Agreement), (iv) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (v) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the shares of Common Stock as described in this Agreement and (vi) except as specifically disclosed in the SEC Documents), to the Company's knowledge, no Person (as defined below) or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or has the right to acquire by agreement with or by obligation binding upon the Company beneficial ownership of in excess of 5% of the Common Stock. "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

                  d. Authorization and Validity; Issuance of Shares. The shares of Common Stock issuable upon conversion of the Preferred Stock (the "Conversion Shares") and exercise of the Warrants (the "Warrant Shares", and together with the Conversion Shares the "Underlying Shares") are and will at all times hereafter continue to be duly authorized and reserved for issuance and will be validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances and Company rights of first refusal, other than liens and encumbrances created by the Purchasers (collectively, "Liens") and will not be subject to any preemptive or similar rights other than as granted pursuant to the Transaction Documents.

                  e. No Conflicts. The execution, delivery and performance of this Agreement and each of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including the issuance of the Underlying Shares) do not and will not (i) conflict with or violate any provision of the Certificate of


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Incorporation, Bylaws or other organizational documents of the Company, except where such conflict or violation has not resulted or would not reasonably result, individually or in the aggregate, in a Material Adverse Effect, (ii) subject to obtaining the consents referred to in Section 2.1(f), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument (evidencing a Company or Subsidiary debt or otherwise) to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, except where such conflict or violation has not resulted or would not reasonably result, individually or in the aggregate, in a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any Subsidiary is subject (including Federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is traded or listed) applicable to the Company or any of its Subsidiaries, or by which any material property or asset of the Company or any Subsidiary is bound or affected, except where such conflict has not resulted or would not reasonably result, individually or in the aggregate, in a Material Adverse Effect.

                  f. Consents and Approvals. Except as specifically set forth on Schedule 2.1(f), neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, regulatory or self regulatory agency, or other Person in connection with the execution, delivery and performance by the Company of this Agreement or the Transaction Documents, other than (i) the filing of a registration statement with the Commission, which shall be filed in accordance with and in the time periods set forth in the Registration Rights Agreement,
(ii) the application(s) or any letter(s) acceptable to the Nasdaq National Market ("Nasdaq") for the listing of the Underlying Shares with Nasdaq (and with any other national securities exchange or market on which the Common Stock is then listed), and (iii) any filings, notices or registrations under applicable state securities laws (together with the consents, waivers, authorizations, orders, notices and filings referred to on Schedule 2.1(f), the "Required Approvals"), except where failure to do so has not resulted or would not reasonably result, individually, or in the aggregate, in a Material Adverse Effect.

                  g. Litigation; Proceedings. Except as specifically set forth on Schedule 2.1(g) or in the SEC Documents, there is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or the Transaction Documents or (ii) would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

                  h. No Default or Violation. Neither the Company nor any Subsidiary (i) is in default under or in violation of any indenture, loan or other credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound and which is required to be included as an exhibit to any SEC Document (as defined in Section 2.1(k)) or will be required to be included as an exhibit to the Company's next filing under either


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the Securities Act or Exchange Act (ii) is in violation of any order of any court, arbitrator or governmental body applicable to it, (iii) is in violation of any statute, rule or regulation of any governmental authority to which it is subject, (iv) is in default under or in violation of its Certificate of Incorporation, Bylaws or other organizational documents, respectively in each case, except where such violations have not resulted or would not reasonably result, individually or in the aggregate, in a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance, rule or regulation of any governmental entity, except where such violations have not resulted or would not reasonably result, individually or in the aggregate, in a Material Adverse Effect.

                  i. Disclosure; Absence of Certain Changes. None of this Agreement, the Schedules to this Agreement, the Transaction Documents hereby contained, contains, or will contain at the time it was or is so furnished any untrue statement of a material fact or omitted, omits or will omit at such time to state any material fact necessary in order to make the statements made herein and therein, in light of the circumstances under which they were made, not misleading. Except as disclosed on Schedule 2.1(i) or in SEC Documents filed on EDGAR, since December 31, 1999, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, liabilities or results of operations or, insofar as can reasonably be foreseen, prospects of the Company or the Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

                  j. Private Offering. The Company and all Persons acting on its behalf have not made, directly or indirectly, and will not make, offers or sales of any securities or solicited any offers to buy any security under circumstances that would require registration of the Preferred Stock, the Warrants or the Underlying Shares or the issuance of such securities under the Securities Act. Subject to the accuracy and completeness of the representations and warranties of the respective Purchasers contained in Section 2.2, the offer, sale and issuance by the Company to the Purchasers of the Preferred Stock, the Warrants and the Underlying Shares is exempt from the registration requirements of the Securities Act.

                  k. SEC Documents; Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(g) of the Exchange Act. Except as disclosed on Schedule 2.1(k), since December 31, 1999, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it, with the Commission, pursuant to Section 13, 14 or 15(d) of the Exchange Act (the foregoing materials and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein being collectively referred to herein as the "SEC Documents"), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated


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therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject and which are required to be filed as exhibits to the SEC Documents have been filed as exhibits to the SEC Documents as required. As of their respective dates, the financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments. Neither the Company nor any of its Subsidiaries or any of their officers, directors, employees or agents have provided the Purchasers with any material, nonpublic information without first identifying to the Purchasers that they were receiving material, nonpublic information. The Company acknowledges that the Purchasers will be trading in the securities of the Company in reliance on the foregoing representation and warranty.

                  l. Investment Company. The Company is not, and is not controlled by or under common control with an affiliate (an "Affiliate") of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  m. Broker's Fees. No fees or commissions or similar payments with respect to the transactions contemplated by this Agreement or the Transaction Documents have been paid or will be payable by the Company to any broker, financial advisor, finder, investment banker, or bank, other than as set forth in Schedule 2.1(m). The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 2.1(m) that may be due in connection with the transactions contemplated by this Agreement and the Transaction Documents.

                  n.       [Intentionally omitted.]

                  o. Listing and Maintenance Requirements Compliance. The principal market on which the Common Stock is currently traded is Nasdaq. Except as disclosed on Schedule 2.1(o), the Company has not since December 31, 1999 received notice (written or oral) from Nasdaq (or any stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it has been quoted)) to the effect that the Company is not in compliance with the listing or maintenance requirements of such market or exchange. After giving effect to the transactions contemplated by this Agreement and the Transaction Documents, the Company is and will be in compliance with all such maintenance requirements.

                  p. Intellectual Property Rights. The Company and each of its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trademark applications, trade names and service marks, whether or not registered, and all patents, patent applications, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and intellectual property rights (collectively, "Intellectual Property Rights") which are necessary for use in


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connection with their respective businesses as now conducted and as described in the SEC Documents. Except as set forth on Schedule 2.1(p), none of the Company's Intellectual Property Rights have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement. To the Company's knowledge, neither the Company nor any of its Subsidiaries has infringed or is infringing on any of the Intellectual Property Rights of any Person and, except as set forth on Schedule 2.1(p), there is no claim, action or proceeding which has been made or brought against, or to the Company's knowledge, is being made, brought or threatened against, the Company or its Subsidiaries regarding the infringement of any of the Intellectual Property Rights, and the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing, except where any of the foregoing would not have a Material Adverse Effect. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

                  q. Internal Accounting Controls. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  r.       Transactions With Affiliates. Except as set forth on
Schedule 2.1(c) or Schedule 2.1(r), none of the executive officers or directors of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as executive officers and directors) involving an amount in excess of $60,000, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                  s. Application to Takeover Protection. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination or other similar anti-takeover provision under the Certificate of Incorporation or Bylaws which is or could become applicable to the Purchasers or the Transaction Documents as a result of the purchase of the Preferred Stock and the Warrants pursuant to this Agreement. None of the transactions contemplated by this Agreement or the Transaction Documents, including the conversion of the Shares of Preferred Stock and the exercise of the Warrants, will trigger any poison pill provisions of any of the Company's stockholders' rights or similar agreements.

                  t. Acknowledgement Regarding Purchasers' Purchase of Preferred Stock. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions


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contemplated hereby and any statement made by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Purchasers' purchase of the securities. The Company further represents to each Purchaser that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

                  u. Seniority; Exclusivity. No class of equity securities of the Company will be senior to the Preferred Stock in right of payment, whether upon liquidation, dissolution or otherwise. So long as any Preferred Stock issued hereunder remains outstanding, the Company shall not exchange, redeem or convert any of the Company's capital stock for indebtedness, including convertible debt, of the Company. The Company shall not issue and sell any shares of Preferred Stock, other than to the Purchasers pursuant to this Agreement, without the prior written consent of each of the Purchasers.


         2.2 Representations and Warranties of the Purchasers. Each of the Purchasers, severally and not jointly, hereby represents and warrants to the Company as follows:

                  a. Organization; Authority. Such Purchaser is a corporation or a limited duration company or a limited liability company or limited partnership duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with the requisite power and authority, corporate or otherwise, to enter into and to consummate the transactions contemplated hereby and by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The purchase by such Purchaser of the shares of Preferred Stock and the Warrants hereunder has been duly authorized by all necessary action on the part of such Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by such Purchaser and constitutes the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

                  b. Investment Intent. Such Purchaser is acquiring the shares of Preferred Stock, the Warrants and the Underlying Shares for its own account and not with a present view to or for distributing or reselling the shares of Preferred Stock, the Warrants, the Conversion Shares or the Warrant Shares or any part thereof or interest therein in violation of the Securities Act; provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the shares of Preferred Stock, the Warrants, the Conversion Shares or the Warrant Shares for any minimum or other specific term and reserves the right to dispose of the shares of Preferred Stock at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

                  c. Purchaser Status. At the time such Purchaser was offered the Preferred Stock and the Warrants, and at the Closing Date and each date such Purchaser exercises Warrants, (i) it was and will be an "accredited investor" as defined in Rule 501 under the Securities Act and (ii) such Purchaser, either alone or together with its representatives, had and will have such


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knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Preferred Stock, the Warrants and the Common Stock.

                  d. Reliance. Such Purchaser understands and acknowledges that (i) the Preferred Stock, the Warrants and the Underlying Shares are being offered and sold to such Purchaser without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act or Regulation D promulgated thereunder and (ii) the availability of such exemption depends in part on, and the Company will rely upon the accuracy and truthfulness of, the representations set forth in this Section 2.2 and such Purchaser hereby consents to such reliance.

                  e. Information. Such Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Preferred Stock and Warrants which have been requested by such Purchaser or its advisors. Such Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigation conducted by Purchaser or any of its advisors or representatives shall modify, amend or affect Purchaser's right to rely on the Company's representations and warranties contained in Section 2.1 above or representations and warranties of the Company contained in any other Transaction Document. Such Purchaser understands that its investment in the Preferred Stock and Warrants involves a significant degree of risk.

                  f. Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Preferred Stock or Warrants.

                  g. Residency. Such Purchaser is a resident of the jurisdiction set forth immediately below such Purchaser's name on Schedule II hereto.

         The Company acknowledges and agrees that the Purchasers make no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.2.

                                  ARTICLE III.

                                OTHER AGREEMENTS

         3.1      Transfer Restrictions.

                  a. If any Purchaser should decide to dispose of the Preferred Stock, the Warrants, the Conversion Shares or the Warrant Shares held by it, such Purchaser understands and agrees that it may do so only pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from the registration requirements of the Securities Act or Rule 144 promulgated under the Securities Act ("Rule 144"). In connection with any transfer of any Preferred Stock, Warrants, Conversion Shares or Warrant Shares other than pursuant to an effective registration statement, Rule 144 or to the

Company, the Company may require the transferor thereof to provide to the Company a written opinion of counsel experienced in the area of United States securities laws selected by the transferor, the form and substance of which opinion shall be customary for opinions of counsel in comparable transactions and reasonably acceptable to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act; provided, however, that if the Preferred Stock, Warrants, Conversion Shares or Warrant Shares may be sold pursuant to Rule 144(k), no written opinion of counsel shall be required from the Purchaser if such Purchaser provides reasonable assurances that such security can be sold pursuant to Rule 144(k). Notwithstanding the foregoing, the Company hereby consents to and agrees to register any transfer by any Purchaser to an Affiliate (as defined in the Certificate of Designation) of such Purchaser, provided that the transferee certifies to the Company that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Transaction Documents. If a Purchaser provides the Company with an opinion of counsel, the form and substance of which opinion shall be customary for opinions of counsel in comparable transactions and reasonably acceptable to the Company, to the effect that a public sale, assignment or transfer of the Preferred Stock, the Conversion Shares, the Warrants and the Warrant Shares may be made without registration under the Securities Act or the Purchaser provides the Company with reasonable assurances that the Warrants, the Conversion Shares and the Warrant Shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Conversion Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Purchaser and without any restrictive legend. Notwithstanding the foregoing or anything else contained herein to the contrary, the securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

                  b. Each Purchaser agrees to the imprinting, so long as is required by this Section 3.1(b), of the following legend on the Preferred Stock, the Warrants, the Conversion Shares and the Warrant Shares:

                           THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN
                  REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                  Neither the Preferred Stock, the Warrants, the Conversion Shares, nor the Warrant Shares shall contain the legend set forth above (or any other legend) (i) if in the written opinion of counsel to the Company experienced in the area of United States securities laws such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) or
(ii) if such

Preferred Stock, Warrants, Conversion Shares or Warrant Shares may be sold pursuant to Rule 144(k). The Company agrees that it will provide each Purchaser, upon request, with a certificate or certificates representing shares of Preferred Stock, Warrants, Conversion Shares or Warrant Shares, free from such legend at such time as such legend is no longer required hereunder. If such certificate or certificates had previously been issued with such a legend or any other legend, the Company shall, upon request and upon the delivery of the legended certificate(s), reissue such certificate or certificates free of any legend.

         3.2 Stop Transfer Instruction. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions on transfer set forth in Section 3.1.

         3.3 Furnishing of Information. As long as any Purchaser owns the Preferred Stock, the Warrants, the Conversion Shares or the Warrant Shares, the Company will cause the Common Stock to continue at all times to be registered under Section 12 of the Exchange Act or subject to Section 15(d) of the Exchange Act, will timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13, 14 or 15(d) of the Exchange Act and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such reporting and filing obligations. As long as any Purchaser owns the Preferred Stock, the Warrants, the Conversion Shares or the Warrant Shares, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it will take such further action as the holders of a majority of the Preferred Stock, the Warrants, the Conversion Shares or the Warrant Shares may reasonably request, all to the extent required from time to time to enable such Person to sell the Preferred Stock, the Warrants, the Conversion Shares, or the Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including the legal opinion referenced above in Section 3.1(b). Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with such requirements.

         3.4 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Preferred Stock, the Warrants, the Conversion Shares or the Warrant Shares in a manner that would require the registration under the Securities Act of the sale of the Preferred Stock, the Warrants, the Conversion Shares or the Warrant Shares to any Purchaser, or to issue securities in such circumstances that is likely to result in such offering being integrated with the sale of the Preferred Stock, Warrants and Underlying Shares in such manner that stockholder approval would be required pursuant to any stockholder approval provision applicable to the Company or its securities.

         3.5      Listing and Reservation of Conversion Shares and Warrant
Shares.

                  a. The Company shall (i) not later than ten (10) business days after the Closing Date prepare and file with Nasdaq (as well as any other national securities exchange or market on which the Common Stock is then listed) additional shares listing applications or letters acceptable to Nasdaq covering and listing a number of shares of Common Stock which is at least equal to 100% the maximum number of Underlying Shares then issuable, assuming that the payment of all future dividends on such shares then outstanding were made in shares of Common Stock, (ii) take all steps necessary to cause the Underlying Shares to be approved for listing on Nasdaq (as well as on any other national securities exchange or market on which the Common Stock is then listed) as soon as possible thereafter, (iii) maintain, so long as any other shares of Common Stock shall be so listed, such listing of all such Underlying Shares, and
(iv) provide to the Purchasers evidence of such listing. Prior to the effectiveness of the Registration Statement, the Company shall promptly provide to each Purchaser copies of any notices it receives from Nasdaq regarding the continued eligibility of the Common Stock for listing on such automated quotation system. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 3.5(a).

                  b. The Company at all times shall reserve a sufficient number of shares of its authorized but unissued Common Stock to provide for the full conversion of the outstanding shares of Preferred Stock and exercise of the outstanding Warrants. Shares of Common Stock reserved for issuance upon conversion of the shares of Preferred Stock and the exercise of the Warrants shall be allocated pro rata to each of the Purchasers in accordance with the number of shares of Preferred Stock and Warrants issued and delivered to such Purchaser at the Closing. If at any time the number of shares of Common Stock authorized and reserved for issuance is insufficient to cover 100% of the number of Conversion Shares and Warrant Shares issued and issuable upon conversion of the shares of Preferred Stock and exercise of the Warrants (based on the Conversion Price (as defined in the Certificate of Designation) of the shares of Preferred Stock in effect from time to time and the Exercise Price (as defined in the Warrants) of the Warrants in effect from time to time) without regard to any limitation on conversions or exercises, the Company will promptly take all corporate action necessary to authorize and reserve 100% of such shares pursuant to Section 3(b) of the Registration Rights Agreement, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company's obligations under this Section 3.5(b), in the case of an insufficient number of authorized shares, and using best efforts to obtain stockholder approval of an increase in such authorized number of shares.

         3.6      Notice of Breaches.

                  a. Prior to the effectiveness of the Registration Statement, the Company and each Purchaser shall give prompt written notice to the other of any breach by it of any representation, warranty or other agreement contained in this Agreement or in the Transaction Documents, as well as any events or occurrences arising after the date hereof and prior to the Closing Date, which would reasonably be likely to cause any representation or warranty or other agreement of such party, as the case may be, contained herein to be incorrect or breached as of the Closing Date. However, no disclosure by either party pursuant to this Section 3.6 shall be deemed to cure any breach of any representation, warranty or other agreement contained herein or in the Transaction Documents.

                  b. Notwithstanding the generality of Section 3.6(a), the Company shall promptly notify each Purchaser of any notice or claim (written or oral) that it receives from any lender of the Company or any Subsidiary to the effect that the consummation of the transactions contemplated hereby and by the Registration Rights Agreement violates or would violate any written agreement or understanding between such lender and the Company or any Subsidiary, and the Company shall promptly furnish by facsimile to the Purchasers a copy of any written statement in support of or relating to such claim or notice.

                  c. The default by any Purchaser of any of its obligations, representations or warranties under this Agreement or the Transaction Documents shall not be imputed to, and shall have no effect upon, any other Purchaser or affect the Company's obligations under this Agreement or any Transaction Document to any non-defaulting Purchaser, except as expressly provided in the Transaction Documents or to the extent an obligation of the Company can not reasonably be met as a result of a default by a Purchaser.

         3.7 Form D. The Company agrees to file a Form D with respect to the Preferred Stock and Warrants as required by Rule 506 under Regulation D and to provide a copy thereof to each Purchaser promptly after such filing.

         3.8      Future Financings.

                  a. As long as shares of the Preferred Stock are outstanding, except for (i) issuance of the Underlying Shares; (ii) shares of Common Stock deemed to have been issued by the Company in connection with any plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer, director or consultant of the Company; (iii) shares of Common Stock issuable upon the exercise of any options or warrants outstanding on the date hereof and listed in Schedule 2.1(c) hereto; (iv) the securities to be issued in the transactions set forth on such Schedule 2.1(c); (v) shares issued in a transaction registered under the Securities Act; (vi) shares of Common Stock issued or deemed to have been issued as consideration for an acquisition by the Company of a division, assets or business (or stock constituting any portion thereof) from another Person or (vii) shares of Common Stock issued upon conversion of the Series A Preferred Stock (collectively, the "Excluded Security"), if the Company agrees to issue shares of Common Stock or other securities convertible into or exchangeable or exercisable for Common Stock (the "New Security") while any shares of Preferred Stock are outstanding at an effective price per share which is less (including, without limitation, any security which is convertible into or exchangeable or exercisable for Common Stock at a price which may change with the market price of the Common Stock) than the Conversion Price (as defined in the Certificate of Designation) of the shares of Preferred Stock as of the date thereof (a "Down Future Financing"), the Company shall provide to the Purchasers by 5:00 p.m. (New York time) on or before the third (3rd) Trading Day (as defined below) after the decision to issue the New Security has been made, written notice of the Down Future Financing containing in reasonable detail (i) the proposed terms of the Down Future Financing, (ii) the amount of the proceeds that will be raised and (iii) the Person with whom such Down Future Financing shall be effected, and attached to which shall be a term sheet or similar document relating thereto (the "Down Future Financing Notice"). Upon receiving the Down Future Financing Notice, each Purchaser shall have the pro rata right (based on the purchase price of the shares of Preferred Stock held by such Purchaser relative to the aggregate purchase price of shares of Preferred Stock outstanding) to purchase, on the same terms as the Down Future Financing, an amount of New Securities (in addition to the New Securities being issued in the Down Future Financing) having a purchase price which shall not exceed the lesser of (i) the aggregate purchase price set forth in Schedule I hereto opposite such Purchaser's name, or (ii) the aggregate purchase price of the New Securities being issued in the Down Future Financing. In the event a Purchaser desires to exercise the right granted under this Section 3.8(a), such Purchaser must notify the Company on or prior to the fifth (5th) Trading Day after such Purchaser has received the Down Future Financing Notice. In the event the terms and conditions of a proposed Down Future Financing are amended in any material respect after delivery of the Down Future Financing Notice but prior to the closing of the proposed Down Future Financing to which such Down Future Financing Notice relates, the Company shall deliver a new notice to each Purchaser describing the amended terms and conditions of the proposed Down Future Financing and each Purchaser thereafter shall have an option during the two (2) Trading Days period following delivery of such new notice to purchase its pro rata share (based on the Purchaser's percentage of the aggregate purchase price of the outstanding shares of Preferred Stock such Purchaser owns) of the New Securities being offered on the same terms as contemplated by such proposed Down Future Financing, as amended, or to withdraw its election to exercise such right. The foregoing sentence shall apply to successive amendments to the terms and conditions of any proposed Down Future Financing. At the closing for such Down Future Financing, the transactions contemplated by this Section 3.8(a) shall close, subject to the completion of mutually satisfactory documentation, and the Company shall tender to each Purchaser certificates representing the New Securities that it agreed to purchase and the Purchasers shall make payment for the entire purchase price in immediately available funds at the closing of such sale; provided, however, that each Purchaser, in lieu of providing cash as consideration for the purchase price, may retire all or a portion of the outstanding number of and any dividends owing on the shares of Preferred Stock as payment of the purchase price for the shares of Common Stock that it desires to purchase pursuant to this Section 3.8(a). "Trading Day" shall mean a day on which the Nasdaq (or in the event the Common Stock is not traded on Nasdaq, such other securities market on which the Common Stock is listed) is open for trading.

                  b. To the extent that Section 3.8(a) above does not apply, as long as shares of the Preferred Stock are outstanding, except for any Excluded Security, if the Company agrees to issue any New Security while any shares of Preferred Stock are outstanding (a "Future Financing"), the Company shall provide to the Purchasers by 5:00 p.m. (New York time) on or before the third (3rd) Trading Day after the decision to issue the New Security has been made, written notice of the Future Financing containing in reasonable detail (i) the proposed terms of the Future Financing, (ii) the amount of the proceeds that will be raised and (iii) the Person with whom such Future Financing shall be effected, and attached to which shall be a term sheet or similar document relating thereto (the "Future Financing Notice"). Upon receiving the Future Financing Notice, each Purchaser shall have the pro rata right (based on its then current holdings of Preferred Stock) to purchase, on the same terms as the Future Financing, an amount of New Securities (in addition to the New Securities being issued in the Future Financing) equal to the product of (x) 12.5%, multiplied by (y) the ratio of the number of shares of Preferred Stock outstanding as of the date of the Future Financing Notice to 30,000, multiplied by the ratio of the number of shares of Preferred Stock held by such Purchaser to the number of shares of Preferred Stock outstanding as of the date of the Future Financing Notice, provided that in no such case shall the Purchasers' participation right under this Section 3.8(b) in any particular Future Financing exceed an aggregate purchase price of $30,000,000. In the event a Purchaser desires to exercise the right granted under this Section 3.8(b), such Purchaser must notify the Company on or prior to the fifth (5th) Trading Day after such Purchaser has received the Future Financing Notice. In the event the terms and conditions of a proposed Future Financing are amended in any material respect after delivery of the Future Financing Notice but prior to the closing of the proposed Future Financing to which such Future Financing Notice relates, the Company shall deliver a new notice to each Purchaser describing the amended terms and conditions of the proposed Future Financing and each Purchaser thereafter shall have an option during the two (2) Trading Days period following delivery of such new notice to purchase its pro rata share (based on the Purchaser's then current holdings of Preferred Stock) of the New Securities being offered on the same terms as contemplated by such proposed Future Financing, as amended, or to withdraw its election to exercise such right. The foregoing sentence shall apply to successive amendments to the terms and conditions of any proposed Future Financing. At the closing for such Future Financing, the transactions contemplated by this Section 3.8(b) shall close, subject to the completion of mutually satisfactory documentation, and the Company shall tender to each Purchaser certificates representing the New Securities that it agreed to purchase and the Purchasers shall make payment for the entire purchase price in immediately available funds at the closing of such sale; provided, however, that each Purchaser, in lieu of providing cash as consideration for the purchase price, may retire all or a portion of the outstanding number of and any dividends owing on the shares of Preferred Stock as payment of the purchase price for the shares of Common Stock that it desires to purchase pursuant to this Section 3.8(b).

         3.9 Use of Proceeds. The Company shall use the proceeds from the sale of the Preferred Stock and the exercise of the Warrants to acquire assets, reduce debt and for working capital.

         3.10 Transactions with Affiliates. So long as any Preferred Stock or Warrants are outstanding, the Company shall not, and shall cause each of its Subsidiaries or affiliated entities not to, enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors or persons who were officers or directors at any time during the previous two years, stockholders who beneficially own 10% or more of the Common Stock, or Affiliates or any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a 10% or more beneficial interest (each a "Related Party"), except for (a) customary employment arrangements and benefit programs on reasonable terms consistent with prior practice, (b) any agreement, transaction, commitment or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a Person other than such Related Party, (c) any agreement, transaction, commitment or arrangement which is approved by a majority of the directors of the Company who have no material financial interest in the matter or (d) transactions pursuant to the Transaction Documents. "Affiliate" for purposes of this section only means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a 20% or more equity interest in that person or entity, (ii) has 20% or more common ownership with that person or entity, (iii) controls or is controlled by that person or entity, or (iv) shares common control or is under common control with that person or entity. "Control" or "Controls" for purposes of this section means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

         3.11 Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent (and shall issue to any subsequent transfer agent as required), to issue certificates, registered in the name of each such Purchaser or its respective nominee(s), for the Conversion Shares and/or the Warrant Shares in such amounts as specified from time to time by each Purchaser to the Company in a form acceptable to such Purchaser (the "Irrevocable Transfer Agent Instructions"). So long as required pursuant to
Section 3.1(b), all such certificates shall bear the restrictive legend specified in Section 3.1(b) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 3.11, and stop transfer instructions to give effect to Section
3.1 (in the case of the Conversion Shares and the Warrant Shares, prior to registration of the Conversion Shares under the Securities Act) will be given by the Company to its transfer agent. If a Purchaser provides the Company with an opinion of counsel of a law firm with recognized expertise in securities addressed to the Company, the form and substance of which opinion shall be customary for opinions of counsel in comparable transactions, to the effect that a public sale, assignment or transfer of the Preferred Stock, the Conversion Shares, the Warrants and the Warrant Shares may be made without registration under the Securities Act or the Purchaser provides the Company with reasonable assurances that the Warrants, the Conversion Shares and the Warrant Shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Conversion Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Purchaser and without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchasers by violating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 3.11 will be inadequate and agrees, in the event of a beach or threatened breach by the Company of the provisions of this Section 3.11, that the Purchasers, shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

         3.12 Press Release; Filing of Form 8-K. Subject to the provisions of Section 6.11, the Company shall issue a press release in form and substance acceptable to the Purchasers promptly following the Closing.

         3.13 Non-public Information Ordinary Course Brokerage and Trading. Purchasers acknowledge that they may have been provided material non-public information in connection with the transactions contemplated hereby and that trading in securities of the Company while in the possession of material non-public information is prohibited by the federal securities laws. No Purchaser who is in possession of material non-public information shall trade in any securities of the Company prior to the third business day after the Company publicly announces its results of operations for the quarter ended June 30, 2000, or at any time thereafter that such Purchaser is in possession of material non-public information. Subject to compliance with all applicable securities laws, Nasdaq regulations, no Purchaser shall be prohibited by the Company from engaging in its ordinary course brokerage and trading activities in respect of the Company's Common Stock; provided that the personnel engaged in such activities have not been involved with the transactions contemplated hereby and have not been provided with confidential information with respect to the Company. No Purchaser shall engage in any trading activity in the Company's securities in violation of Regulation M under the Exchange Act.

         3.14 Best Efforts. Each of the parties hereto shall use its best efforts to satisfy each of the conditions to be satisfied by it as provided in
Article IV of this Agreement.

         3.15 Corporate Existence. Until such time as all of the Purchasers provide the Company with written notice that they do not beneficially own any shares of Preferred Stock or Warrants, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose common stock is listed for trading on the Nasdaq, the New York Stock Exchange or the American Stock Exchange.

         3.16 No Violation of Applicable Law. Notwithstanding any provision of this Agreement to the contrary, if the redemption of shares of Preferred Stock otherwise required under this Agreement or the Registration Rights Agreement would be prohibited by the relevant provisions of the Delaware General Corporation Law, such redemption shall be effected as soon as it is permitted under such law; provided, however, that from the fifth (5th) day after such redemption notice until such redemption price is paid in full, interest on any such unpaid amount shall accrue and be payable at the rate of 15% per annum in accordance with the applicable Certificate of Designation.

                                  ARTICLE IV.

                                   CONDITIONS

         4.1      Closing.

                  a. Conditions Precedent to the Obligation of the Company to Sell the Shares of Preferred Stock and Warrants. The obligation of the Company to sell the shares of Preferred Stock and Warrants is subject to the satisfaction or waiver (with prior written notice to each Purchaser) by the Company, at or before the Closing Date of each of the following conditions:

                           (i)      Accuracy of the Purchasers' Representations
and Warranties. The representations and warranties of each Purchaser in this Agreement shall be true and correct in all material respects as of the date when made and as of the Closing;

                           (ii)     Performance by the Purchasers. Each
Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or before the Closing; and

                           (iii)    No Injunction. No statute, rule, regulation,
executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Transaction Documents.

                  b. Conditions Precedent to the Obligation of the Purchasers to Purchase the Shares of Preferred Stock and Warrants at the Closing. The obligation of each Purchaser hereunder to acquire and pay for the shares of Preferred Stock and Warrants at the Closing is subject to the satisfaction or waiver by such Purchaser, at or before the Closing Date, of each of the following conditions:

                           (i)      Accuracy of the Company's Representations
and Warranties. The representations and warranties of the Company set forth in this Agreement and in the Registration Rights Agreement shall be true and correct in all respects as of the date when made and as of the Closing Date;

                           (ii)     Performance by the Company. The Company
shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or before the Closing Date;

                           (iii)    No Injunction. No statute, rule, regulation,
executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement and the Transaction Documents;

                           (iv)     No Suspensions of Trading in Common Stock.
The trading in the Common Stock shall not have been suspended by the Commission, on Nasdaq (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company);

                           (v)      Listing of Common Stock. The Common Stock
shall have been at all times since the date of this Agreement and on the Closing Date listed for trading on the Nasdaq;

                           (vi)     Required Approvals. All Required Approvals
shall have been obtained and copies thereof delivered to the Purchasers other than those relating solely to Closing Dates other than the Closing Date;

                           (vii)    Required Filing. The Company shall have
filed the Certificate of Designation with the Secretary of State of Delaware and it shall have become effective;

                           (viii)   Shares of Common Stock. The Company shall
have duly reserved the number of Underlying Shares issuable upon the exercise of the Warrants or the conversion of the shares of Preferred Stock acquired by the Purchaser on the Closing Date;

                           (ix)     Adverse Changes. Since the date of the
financial statements included in the Company's Quarterly Report on Form 10-Q or Annual Report on Form 10-K, whichever is more recent, last filed prior to the date of this Agreement, no event which had a Material Adverse Effect shall have occurred (for purposes hereof, changes in the market price of the Common Stock as compared to the market generally may be considered as a factor in determining whether there has occurred an event which has had a Material Adverse Effect);

                           (x)      Litigation. No litigation shall have been
instituted or threatened against the Company which would reasonably be expected to, individually or in the aggregate, have had a Material Adverse Effect;

                           (xi)     Change of Control. No Change of Control
shall have occurred between the date hereof and the Closing Date. "Change of Control" means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act), other than the Purchasers or any of their Affiliates, of in excess of 25% of the voting securities of the Company, (ii) a replacement of more than one-half of the members of the Company's Board of Directors that is not approved by those individuals who are members of the Board of Directors on the date hereof in one or a series of related transactions,
(iii) the merger of the Company with or into another entity, (iv) the consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions or (v) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii), (iii) or (iv);

                           (xii)    Transfer Agent Instructions. The Irrevocable
Transfer Agent Instructions, in a form acceptable to the Purchasers, shall have been delivered to and acknowledged in writing by the Company's transfer agent with a copy forwarded to each Purchaser;

                  c. Documents and Certificates. At the Closing, the Company shall have delivered to the Purchasers, the following in form and substance reasonably satisfactory to the Purchasers:

                           (i)      Opinion. An opinion of the Company's legal
counsel in the form attached hereto as Exhibit D dated as of the Closing Date;

                           (ii)     Preferred Stock Certificate. A Preferred
Stock Certificate(s) representing the number of shares of Preferred Stock purchased by such Purchaser as set forth next to such Purchaser's name on
Schedule I, registered in the name of such Purchaser, each in form satisfactory to the Purchaser;

                           (iii)    Warrant. A Warrant(s) representing the
Warrants purchased by such Purchaser as set forth next to such Purchaser's name on Schedule I, registered in the name of such Purchaser;

                           (iv)     Registration Rights. The Company shall have
executed and delivered the Registration Rights Agreement;

                           (v)      Officer's Certificate. An Officer's
Certificate dated the Closing Date and signed by an executive officer of the Company confirming the accuracy of the

Company's representations and warranties as of such Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this
Section 4.1(c) as of the Closing Date;

                           (vi)     Secretary's Certificate. A Secretary's
Certificate dated the Closing Date and signed by the Secretary or Assistant Secretary of the Company certifying (A) that attached thereto is a true and complete copy of the Certificate of Incorporation of the Company, as in effect on the Closing Date, (B) that attached thereto is a true and complete copy of the by-laws of the Company, as in effect on the Closing Date and (C) that attached thereto is a true and complete copy of the Resolutions duly adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and of the Transaction Documents, and that such Resolutions have not been modified, rescinded or revoked;

                           (vii)    Certificates of Incorporation. The Company
shall have delivered to each of the Purchasers a copy of a certificate evidencing the incorporation and good standing of the Company as of a date within ten days of the Closing Date. The Company shall have delivered to the Purchasers a copy of its Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten days of the Closing Date;

                           (viii)   Transfer Agent Letter. The Company shall
have delivered to each Purchaser a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date; and

                           (ix)     Other Documents. The Company shall have
delivered to each Purchaser such other documents relating to the transactions contemplated by the Transaction Documents as the Purchasers or its counsel may reasonably request.

                                   ARTICLE V.

                                 INDEMNIFICATION

         5.1 Indemnification. Except to the extent that matters which could be covered by this Section 5 are covered by Section 5 of the Registration Rights Agreement, in consideration of the Purchasers execution and delivery of this Agreement and the Transaction Documents and acquiring the Preferred Stock, Conversion Shares, Warrants and Warrant Shares thereunder and in addition to all of the Company's other obligations under this Agreement and the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Purchaser, its past and present Affiliates and their successors and assigns (in accordance with the provisions of Section 6.6), each other holder of the Underlying Shares and all of their stockholders, officers, directors, employees, members, partners and managers and direct or indirect investors and any of the foregoing Person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnities") from and against any and all actions, causes of action, suits, claims, losses, proceedings, costs (as incurred), penalties, fees (including legal fees and expenses), liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnity is a party to the action for which indemnification hereunder is sought), and including interest, penalties and attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any

Indemnity as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or in the Transaction Documents, or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or the Transaction Documents, or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made, other than by the Company, against such Indemnity and arising out of or resulting from (i) the execution, delivery, performance or enforcement of this Agreement or the Transaction Documents, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Preferred Stock or Warrants or (iii) solely the status of such Purchasers or holder of the Preferred Stock, the Conversion Shares, the Warrants or the Warrant Shares as an investor in the Company; provided however, that the Company shall not be required to provide indemnification for any losses, claims, damages, liabilities or expenses arising out of the gross negligence or willful misconduct of a Purchaser. The indemnification obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliate of the Purchasers and partners, directors, agents, employees and controlling Persons (if any), as the case may be, of the Purchasers and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchasers and any such affiliate and any such Person. The Company also agrees that neither the Purchasers nor any such Affiliates, partners, directors, agents, employees or controlling Persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of this Agreement or any of the Transaction Documents except to the extent for any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or willful misconduct of such Purchaser or entity in connection with the transactions contemplated by this Agreement or the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

                                  ARTICLE VI.

                                 MISCELLANEOUS

         6.1 Entire Agreement. This Agreement, together with the Exhibits and Schedules hereto and the Transaction Documents contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

         6.2 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party (if received by 5:00 p.m. eastern time ("ET") where such notice is received) or the first business day following such delivery (if received after 5:00 p.m. ET where such notice is received); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                  If to the Company:

                           Level 8 Systems, Inc.
                           8000 Regency Parkway
                           Cary, North Carolina 27511
                           Telephone: (919) 380-5005
                           Facsimile: (919) 461-2690
                           Attention: Dennis McKinnie

                  With a copy to:

                           Powell, Goldstein, Frazer & Murphy LLP
                           191 Peachtree Street, 16th Floor
                           Atlanta, GA 30303
                           Facsimile: (404) 572-6999
                           Attention: Scott D. Smith, Esq.

                  If to the Transfer Agent:

                           American Stock Transfer & Trust Company
                           40 Wall Street, 46th Floor
                           New York, New York 10005
                           Facsimile: (718) 921-8334
                           Attention: Isaac Kagan or Rosie Rosenbloom

                  If to Brown Simpson Partners I, Ltd. to:

                           152 West 57th Street, 40th Floor
                           New York, New York  10029
                           Telephone: (212) 247-8200
                           Facsimile: (212) 247-1329
                           Attention: Peter Greene

                  With a copy, in the case of Notice to Brown Simpson Partners I, Ltd. to:

                           Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                           590 Madison Avenue
                           New York, New York  10022
                           Telephone: (212) 872-1000
                           Facsimile: (212) 872-1002
                           Attention: James Kaye

                  If to Seneca Capital, L.P., to:

                           c/o Seneca Capital Advisors, LLC
                           527 Madison Avenue, 11th Floor
                           New York, New York 10022
                           Telephone: (212) 371-1300
                           Facsimile: (212) 758-6060
                           Attention: Mr. Davis Parr

                  If to Seneca Capital International, Ltd., to:

                           c/o Seneca Capital Advisors, LLC
                           527 Madison Avenue, 11th Floor
                           New York, New York 10022
                           Telephone: (212) 371-1300
                           Facsimile: (212) 758-6060
                           Attention: Mr. Davis Parr

                  With a copy, in the case of Notice to Seneca Capital, L.P. or Seneca Capital International, Ltd., to:

                           Kramer Levin Naftalis & Frankel LLP
                           919 Third Avenue
                           New York, New York 10022-3852
                           Telephone: (212) 715-9186
                           Facsimile: (212) 715-8000
                           Attention: Thomas T. Janover, Esq.

Each party shall provide written notice to the other party of any change in address or facsimile number in accordance with the provisions hereof.

         6.3 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and each of the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. Notwithstanding the foregoing, no such amendment shall be effective to the extent that it applies to less than all of the holders of the shares of Preferred Stock outstanding. The Company shall not offer or pay any consideration to a Purchaser for consenting to such an amendment or waiver unless the same consideration is offered to each Purchaser and the same consideration is paid to each Purchaser which consents to such amendment or waiver.

         6.4 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         6.5 References. References herein to Sections are to Sections of this Agreement, unless otherwise expressly provided.

         6.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each of the Purchasers. The Purchasers may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company, provided, that any assignees must execute and deliver to the company an instrument expressly making the representations and warranties set forth in Section 2.2 and agrees to become a party hereto; further that, prior to the Closing Date, the Purchasers may assign this Agreement its rights and rights or obligations hereunder only to an Affiliate of such Purchaser. This provision shall not limit a Purchaser's right to transfer securities in accordance with all of the terms of this Agreement or the Transaction Documents.

         6.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

         6.8 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

         6.9 Survival. The representations and warranties of the Company and the Purchasers contained in Sections 2.1 and 2.2, the agreements and covenants set forth in Section 3, and the indemnification provisions set forth in Section 5, shall survive the Closing and any conversion of the shares of Preferred Stock or exercise of the Warrants regardless of any investigation made by or on behalf of the such Purchaser or by or on behalf of the Company, except that, in the case of representations and warranties such survival shall be limited to the period of four (4) years following the Closing Date on which they were made or deemed to have been made (other than with respect to any claim by a third party against the party to this Agreement who seeks to assert a claim based on such representations and warranties). This section shall have no effect on the survival of the indemnification provisions of the Registration Rights Agreement.

         6.10 Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

         6.11 Publicity. The Company and the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement. The Company shall not publicly or otherwise disclose the names of any of the Purchasers without each such Purchaser's prior consent, except to the extent required by law and in the initial press release with respect to the transactions contemplated hereby. The Purchasers and their affiliated companies shall, without further cost, have the right to use in its advertising, marketing or other similar materials all or parts of the Company's press releases that focus on the Transaction forming the subject matter of this Agreement or which make reference to the Transaction. The Purchasers understand that this grant by the Company only waives objections that the Company might have to the use of such materials by the Purchasers and in no way constitutes a representation by the Company that references in such materials to the activities of third-parties have been cleared or constitute a fair use.

         6.12 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

         6.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchasers will be entitled to specific performance of the obligations of the Company under this Agreement or the Transaction Documents without the showing of economic loss and without any bond or other security being required. Each of the Company and the Purchasers (severally and not jointly) agree that monetary damages would not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

         6.14 Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser hereunder is several and not joint with the obligations of the other Purchasers hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

         6.15 Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchasers hereunder or pursuant to the Transaction Documents or the Purchasers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

         6.16 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         6.17 Fees and Expenses. Except as set forth in the Registration Rights Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however, that the Company shall pay Brown Simpson Partners I, Ltd. an aggregate fee of $30,000 at the Closing and shall reimburse Seneca Capital, L.P. and Seneca Capital International, Ltd. at the Closing for the reasonable fees and expenses of their counsel, auditors and any consultants ("Seneca Expenses") in an amount up to $10,000.

         IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

                                     LEVEL 8 SYSTEMS, INC.


                                     By: /s/ Steven Dmiszewicki
                                        ----------------------------------------
                                     Name: Steven Dmiszewicki
                                     Title: President




                                     BROWN SIMPSON PARTNERS I, LTD.


                                     By: /s/ Peter D. Greene
                                        ----------------------------------------
                                     Name: Peter D. Greene
                                     Title: Attorney-in-Fact




                                     SENECA CAPITAL, L.P.

                                     By: Seneca Capital Advisors, LLC, its
                                           general partner


                                              By: /s/ Doug Hirsch
                                                 -------------------------------
                                              Name: Doug Hirsch
                                              Title: Managing Partner




                                     SENECA CAPITAL INTERNATIONAL, LTD.


                                     By: /s/ Doug Hirsch
                                        ----------------------------------------
                                     Name: Doug Hirsch
                                     Title: Managing Partner

                                       SCHEDULE I


                                               Number of shares
                                              of Preferred Stock                Number of Shares
Name of Purchaser                               at Closing Date               Underlying Warrants
-----------------                             ------------------              -------------------
Brown Simpson Partners I, Ltd.                      15,000                            523,691

Seneca Capital, L.P.                                 5,228                            182,506

Seneca Capital International, Ltd.                   9,772                            341,185

TOTAL                                               30,000                          1,047,382

                                   SCHEDULE II

Name of Purchaser                                   Address
-----------------                                   -------
Brown Simpson Partners I, Ltd.                      152 West 57th Street, 40th Floor
                                                    New York, New York 10019
                                                    Attn: Peter Greene
                                                    Fax: (212) 247-1329
                                                    Residence: Grand Cayman, Cayman Islands
Seneca Capital, L.P.                                c/o Seneca Capital Advisors, LLC
                                                    527 Madison Avenue, 11th Floor
                                                    New York, New York 10022
                                                    Attn: Mr. Davis Parr
                                                    Fax: (212) 758-6060
                                                    Residence:

Seneca Capital International, Ltd.:                 c/o Seneca Capital Advisors, LLC
                                                    527 Madison Avenue, 11th Floor
                                                    New York, New York 10022
                                                    Attn: Mr. Davis Parr
                                                    Fax: (212) 758-6060
                                                    Residence:

                                                                       Exhibit A

                      [Form of Certificate of Designation]

                                                                       Exhibit B

                                [Form of Warrant]

                                                                       Exhibit C

                         [Registration Rights Agreement]

                                                                       Exhibit D


                            [Company's Legal Opinion]


1. Each of the Company(1) and its Subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than the Subsidiaries. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary.

2. The Company has the requisite corporate power and authority to enter into and consummate the transactions contemplated by each of the Transaction Documents(2) and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company. Each of the Transaction Documents has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

3. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated by such agreements do not and will not (i) conflict with or violate any provision of its Certificate of Incorporation or Bylaws,
         (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party and which is required to be included as an exhibit to the SEC Documents (as defined herein), or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restrictions of any court or governmental authority to which the Company is subject (including Federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority.


---------------
(1) The opinion letter should state that capitalized terms not otherwise defined have the meanings assigned to them in the Purchase Agreement.

(2) The term Transaction Documents means the Purchase Agreement, the Registration Rights Agreement, Certificate of Designation and the Warrants.

4. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other Federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents. Based on the representations and warranties of the Company set forth in Section 2.1 of the Purchase Agreement and assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 2.2 of the Purchase Agreement, the offer, issuance and sale of the shares of Preferred Stock and the Warrants to the Purchasers pursuant to the Purchase Agreement and the Warrant are exempt from the registration requirements of the Securities Act.

5. To my knowledge, the Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (the "SEC Documents") on a timely basis. As of their respective dates, the SEC Documents complied in all material respects as to form with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

6. There is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries which, if adversely decided, could reasonably be expected to have a material adverse effect on the issuance of the shares of Preferred Stock or the Conversion Shares, or the issuance or exercise of the Warrants or Warrant Shares, or the consummation of the transactions contemplated by the Transaction Documents.

7. All of the Company's issued and outstanding capital stock has been duly authorized, validly issued and is fully paid and non-assessable as of the date hereof.

8. The Company has full corporate power and authority to issue, sell and deliver the Preferred Stock, Conversion Shares, Warrants and Warrant Shares pursuant to the Transaction Documents.

9. The Company has duly authorized and reserved for issuance such number of shares of Common Stock as are issuable upon conversion of the shares of Preferred Stock and exercise of the Warrants (the "Underlying Shares") in accordance with the terms of the Certificate of Designation and the Warrants. When issued by the Company in accordance with the terms of the Certificate of Designation and the Warrants, the Underlying Shares will be validly issued, fully paid and non-assessable.


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